                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
                      the Securities Exchange Act of 1934

    Filed by the Registrant /x/
    Filed by a Party other than the Registrant / /
    Check the appropriate box:
    / /  Preliminary Proxy Statement
    /x/  Definitive Proxy Statement
    / /  Definitive Additional Materials
    / / Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                        WASHINGTON NATIONAL CORPORATION
- --------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

                        WASHINGTON NATIONAL CORPORATION
- --------------------------------------------------------------------------------
                   (Name of Person(s) Filing Proxy Statement)

Payment of Filing Fee (Check the appropriate box):

/x/  $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), or 14a-6(i)(2)
/ / $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3)
/ /  Fee   computed  on   table  below   per  Exchange   Act  Rules  14a-6(i)(4)
     and 0-11
     1) Title of each class of securities to which transaction applies:


        ------------------------------------------------------------------------
     2) Aggregate number of securities to which transaction applies:


        ------------------------------------------------------------------------
     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:*


        ------------------------------------------------------------------------
     4) Proposed maximum aggregate value of transaction:


        ------------------------------------------------------------------------
* Set forth the amount on which the filing fee is calculated and state how it was determined.
/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     1) Amount Previously Paid:


        ------------------------------------------------------------------------
     2) Form, Schedule or Registration Statement No.:


        ------------------------------------------------------------------------
     3) Filing Party:


        ------------------------------------------------------------------------
     4) Date Filed:


        ------------------------------------------------------------------------

[LOGO]

TO THE STOCKHOLDERS OF
    Washington National Corporation:

    The annual meeting of stockholders of Washington National Corporation will be held on Thursday, June 16, 1994. The official notice of this meeting, together with the proxy statement and form of proxy, is enclosed. You should have already received a copy of the 1993 annual report to stockholders. If you have not received the annual report, please call the financial reporting department at (708) 793-3053.

    At the annual meeting, you will have the opportunity to vote upon the election of five directors of the Corporation. Directors and officers of the Corporation will be present at the annual meeting to respond to any questions that you may have.

    We hope you will be able to attend the annual meeting. In the event you will not be able to do so, please review the enclosed form of proxy carefully. After voting, please sign and return it promptly to assure that your shares will be voted at the meeting. If you attend, you may revoke your proxy and vote in person.

                                  Sincerely,

                                  Robert W. Patin
                                  CHAIRMAN OF THE BOARD, PRESIDENT
                                  AND CHIEF EXECUTIVE OFFICER

[LOGO]

Dated: April 21, 1994

TO THE STOCKHOLDERS OF
    Washington National Corporation:

    The annual meeting of stockholders of Washington National Corporation, a Delaware corporation, will be held at the Corporation's Home Office, 300 Tower Parkway, Lincolnshire, Illinois, on Thursday, June 16, 1994, at 10:30 a.m., central daylight savings time, for the following purposes:

    1. To elect four class A directors to serve for a term of three years;

    2. To elect one class C director to serve for a term of two years; and

    3. To transact such other business as may properly come before the meeting.

    The board of directors has fixed the close of business on April 5, 1994 as the record date for determining the stockholders entitled to notice of and to vote at the annual meeting.

    WHETHER OR NOT YOU EXPECT TO ATTEND THE ANNUAL MEETING, PLEASE VOTE, SIGN AND DATE THE ENCLOSED PROXY, AND RETURN IT IN THE POSTAGE-PAID ENVELOPE PROVIDED.

                                  By order of the board of directors,

                                  Craig R. Edwards
                                  CORPORATE SECRETARY

Dated: April 21, 1994

                        WASHINGTON NATIONAL CORPORATION
                               300 Tower Parkway
                          Lincolnshire, Illinois 60069

                 PROXY STATEMENT FOR ANNUAL MEETING OF STOCKHOLDERS
                          TO BE HELD ON JUNE 16, 1994

    This proxy statement is furnished in connection with the solicitation of proxies by the board of directors of Washington National Corporation ("WNC") for use at the annual meeting of stockholders to be held on Thursday, June 16, 1994 and all adjournments thereof, for the purposes set forth in the accompanying notice. Proxy materials are being mailed to stockholders of WNC on or about April 21, 1994. The cost of the solicitation will be borne by WNC. In addition to solicitation of proxies by mail, certain officers and employees of WNC may solicit proxies by telephone, telegraph, or in person, but they will not be compensated for doing so. WNC may agree to pay banks, brokers, nominees and other fiduciaries their reasonable charges and expenses incurred in forwarding the proxy material to the beneficial owners of WNC stock.

    The holders of record of the common stock and the $2.50 convertible preferred stock ("preferred stock") of WNC at the close of business on Tuesday, April 5, 1994, will be entitled to vote at the meeting. As of such record date, there were outstanding 12,140,816 shares of common stock (excluding 3,383,473 shares held by WNC as treasury stock, which will not be voted), and 144,607 shares of preferred stock. Each stockholder of record will be entitled to one vote for every share of stock standing in his or her name on the books of WNC on the record date.

    Any stockholder entitled to vote may vote his or her shares either in person or by his or her duly authorized proxy. Any proxy solicited herewith may be revoked by the stockholder by written notice to the corporate secretary of WNC at any time prior to the voting thereof, but a revocation will not be effective until notice thereof has been received by the corporate secretary prior to such voting. All shares represented by properly executed proxies received by WNC will be voted at the meeting and all adjournments thereof in accordance with the instructions reflected in the proxies. Absent any voting instructions to the contrary, shares represented by properly executed proxies will be voted FOR the election of directors.

    A quorum of stockholders is necessary to take action at the annual meeting. The presence, in person or by proxy, of the holders of record of a majority of outstanding shares of stock entitled to be voted at the annual meeting shall constitute a quorum. Votes cast by proxy or in person at the annual meeting will be tabulated by the inspectors of election appointed for the meeting. The inspectors will treat abstentions as shares that are present and entitled to vote for purposes of determining the presence of a quorum. If a broker indicates on the proxy that it does not have discretionary authority as to certain shares to vote on a particular matter, those shares will not be considered present and entitled to vote on that matter.

                             ELECTION OF DIRECTORS

    WNC's certificate of incorporation and by-laws currently provide that the board of directors shall consist of not less than twelve nor more than sixteen directors, with the exact number to be determined by a resolution of the board of directors. The certificate of incorporation and by-laws also stipulate that the board shall be divided into three classes which shall be as nearly equal in number as possible. The WNC board adopted a resolution establishing the number of its members at twelve, consisting of four class A directorships, four class B directorships and four class C directorships.

    At each annual meeting, successors of the class whose term of office expires in that year are elected for three-year terms or until the election and qualification of their successors. The terms of the four class A directors, Frederick R. Blume, Elaine R. Bond, Stanley P. Hutchison and Robert W. Patin, expire this year and each has been nominated for reelection to the board. In addition, Lee M. Mitchell was elected by the board as a class C director in September 1993 and stands for election to the remainder of a two-year term. If the four class A nominees are elected, they will serve the full three-year term or until the election and qualification of their successors. Unless directed to the contrary by the stockholders, the proxies received as a result of this solicitation will be voted FOR election of all nominees. In case any nominee should be unwilling or unable to accept nomination for election, which is not now anticipated, the persons named in the proxy will vote for the election of such other persons as they shall determine. A plurality of shares of common stock and preferred stock, present in person or represented by proxy at the annual meeting, is required for the election of directors.

    THE FOLLOWING SETS FORTH CERTAIN INFORMATION ABOUT THE NOMINEES AND OTHER DIRECTORS WHOSE TERMS CONTINUE AFTER THE MEETING:

CLASS A--TO BE ELECTED FOR A TERM OF THREE YEARS, EXPIRING IN 1997:

    FREDERICK R. BLUME--MANAGING PARTNER, CAPITAL HEALTH VENTURE PARTNERS, CHICAGO, ILLINOIS

    Frederick R. Blume, age 51, was elected by the board as a director of WNC in November, 1993, and he serves on the audit and compensation committees. Mr. Blume is founder and managing partner of Capital Health Venture Partners, a Chicago-based venture capital management company established in 1985. Previously, Mr. Blume was a managing director of PaineWebber Capital Markets and has also been vice-president of corporate finance for A.G. Becker & Company and Kidder, Peabody & Co., Inc. Mr. Blume also serves as a director of MicroHealth Systems, Inc., Cytyc Corporation and Oculon Corporation.

    ELAINE R. BOND--CHASE MANHATTAN BANK FELLOW, THE CHASE MANHATTAN BANK, N.A., NEW YORK, NEW YORK

    Ms. Bond, age 58, was elected a director of WNC in March 1992, and she serves on the audit and nominating committees. Ms. Bond has been associated with The Chase Manhattan Bank, N.A. since 1981 as senior vice president and corporate staff head for the use of technology in the bank. In 1993 she became a Chase Manhattan Bank Fellow and Senior Consultant and is responsible for overseeing research projects, consulting with executives of the bank, and influencing industry directions. From 1957 to 1981, Ms. Bond was associated with IBM Corporation where she served in a number of capacities, including the position of director of information services. Ms. Bond also serves as a director of Novell, Inc.

    STANLEY P. HUTCHISON--FORMER CHAIRMAN OF THE BOARD AND CHIEF EXECUTIVE OFFICER, WNC AND WASHINGTON NATIONAL INSURANCE COMPANY, LINCOLNSHIRE, ILLINOIS

    Mr. Hutchison, age 70, was elected a director of WNC in 1968, and he serves on the audit and nominating committees. In 1988, he retired as chairman of the board and chief executive officer of WNC, positions he held since 1983 and 1978 respectively. From 1976 until his retirement, he also was chairman of the board and chief executive officer of Washington National Insurance Company.

    ROBERT W. PATIN--CHAIRMAN OF THE BOARD, PRESIDENT AND CHIEF EXECUTIVE OFFICER, WNC AND WASHINGTON NATIONAL INSURANCE COMPANY, LINCOLNSHIRE, ILLINOIS

    Mr. Patin, age 51, was elected chairman of the board of directors of WNC and chairman of the executive and nominating committees in July 1988. At that time, he also assumed the position of chairman of the board of Washington National Insurance Company. Mr. Patin was elected president of WNC and Washington National Insurance Company in May 1990 and February 1991, respectively. He also is a director of certain affiliated companies of WNC, including United Presidential Corporation and United Presidential Life Insurance Company. From 1986 through 1988, Mr. Patin was managing general partner of The Harbor Group, a management consulting firm in East Greenwich, Rhode Island. From 1980 through 1986, he was employed by General Electric Capital Corporation in Stamford, Connecticut, where he held the position of president of the insurance operations. Between 1964 and 1980, Mr. Patin was employed by Connecticut General Life Insurance Company. Mr. Patin also is a director of Evanston Hospital Corporation.

CLASS C--TO BE ELECTED FOR A TERM OF TWO YEARS, EXPIRING IN 1996:

    LEE M. MITCHELL--PARTNER, SIDLEY & AUSTIN, CHICAGO, ILLINOIS

    Lee M. Mitchell, age 51, was elected by the board as a director of WNC in September 1993, and he serves on the audit and compensation committees. Mr. Mitchell is a partner in the law firm of Sidley & Austin where he maintains a corporate and federal regulatory practice. He previously served as president and chief executive officer of The Field Corporation and, prior thereto, Field Enterprises, Inc., diversified holding companies with interests in communications, manufacturing and real estate. Mr. Mitchell also serves as a director of Paging Network, Inc., Northwestern Memorial Management Corporation and Koll/CC&F Management Services.

    The seven persons named below will continue to serve as directors for the terms indicated.

CLASS B--TERMS EXPIRING IN 1995:

    LEE A. ELLIS--FORMER SENIOR VICE PRESIDENT FOR BUSINESS AND FINANCE, NORTHWESTERN UNIVERSITY, EVANSTON, ILLINOIS

    Mr. Ellis, age 64, was elected a director of WNC in 1982, and he serves on the executive, finance, nominating and audit committees, the latter of which he serves as chairman. He was associated with Northwestern University, a private institution of higher education, as senior vice president for business and finance, from 1976 until his retirement in 1990.

    JOHN R. HAIRE--CHAIRMAN, COMMITTEE OF INDEPENDENT DIRECTORS, DEAN WITTER GROUP OF INVESTMENT COMPANIES, NEW YORK, NEW YORK

    Mr. Haire, age 69, has been a director of WNC since 1969, and he serves on the executive, compensation and finance committees, the latter of which he serves as chairman. In 1989, he was elected chairman of the Committee of Independent Directors of the Dean Witter Group of Investment Companies. Between 1978 and 1989 he was president and chief executive officer of the Council for Aid to Education, Inc., a not-for-profit corporation promoting financial aid to higher education. Mr. Haire also is a director of Bowne & Company, Inc. and the Dean Witter Group of Mutual Funds.

    GEORGE P. KENDALL, JR.--FORMER VICE CHAIRMAN, WNC, AND FORMER PRESIDENT, WASHINGTON NATIONAL INSURANCE COMPANY, LINCOLNSHIRE, ILLINOIS

    Mr. Kendall, age 59, was elected a director of WNC in 1974, and he serves on the audit, nominating and finance committees. He retired in January 1991 as vice chairman of WNC, a position he held since 1984. After holding various positions at Washington National Insurance Company for 16 years, Mr. Kendall was elected its president and a director in 1983, serving as a member of the executive committee and as chairman of the finance committee of the board of directors until his retirement in January 1991.

    REX READE--FORMER CHAIRMAN OF THE BOARD, RUST-OLEUM CORPORATION, VERNON HILLS, ILLINOIS

    Mr. Reade, age 69, was elected a director of WNC in 1983, and he serves on the executive, finance and compensation committees, the latter of which he serves as chairman. He was associated with Rust-Oleum Corporation, a manufacturer of rust-preventive coatings, since 1959 and he was chairman of that company until his retirement in 1988. Mr. Reade is also a director of Fire & Thermal Protection, Inc.

CLASS C--TERMS EXPIRING IN 1996:

    RONALD L. BORNHUETTER--CHAIRMAN, PRESIDENT AND CHIEF EXECUTIVE OFFICER OF NAC RE CORPORATION, GREENWICH, CONNECTICUT

    Mr. Bornhuetter, age 61, was elected a director of WNC in 1992, and he serves on the compensation and finance committees. Mr. Bornhuetter is chairman, president, chief executive officer and a director of NAC Re Corporation, a publicly held property and casualty reinsurance company. Prior to his assignment with NAC Re Corporation, Mr. Bornhuetter was associated with General Re Corporation from 1966 to 1985 where he served in a number of capacities, including the position of chief financial officer. Mr. Bornhuetter also is a trustee of the College of Wooster, Wooster, Ohio.

    FRANK L. KLAPPERICH, JR.--PRESIDENT, CHARTER CAPITAL CORPORATION, CHICAGO, ILLINOIS

    Mr. Klapperich, age 59, was elected a director of WNC in 1991, and he serves on the nominating and finance committees. He is president of Charter Capital Corporation, a private investment company. Prior to his retirement in 1990, Mr. Klapperich had a 29-year investment banking career with Kidder Peabody & Co., Inc. and was a senior vice president of that firm at the time of his retirement. Mr. Klapperich also serves as a director of TC Manufacturing Co., Inc. and Newcor, Inc.

    PATRICIA Y. TSIEN--SENIOR PARTNER, THE HAMPTON GROUP, NEW YORK, NEW YORK

    Ms.  Tsien, age 47, was elected a director  of WNC in 1993 and she serves on the audit and compensation committees. In November 1989, Ms. Tsien established The Hampton Group, a consulting firm which serves a variety of financial institutions. As The Hampton Group's founder and senior partner, Ms. Tsien advises her clients on cost-effective management approaches and methods to create a high performance workplace. Prior to establishing The Hampton Group, Ms. Tsien was employed by KPMG Peat Marwick from 1985 through 1989, where she held the position of partner-in-charge of trust and investment services consulting.

                     BOARD OF DIRECTORS AND ITS COMMITTEES

    The board of directors held six meetings during 1993. The board has established several standing committees whose principal functions are described below. During 1993, all WNC directors attended at least 75% of the total number of board meetings and meetings of committees on which they served.

    The executive committee met five times in 1993. Its function is to exercise, between meetings of the board of directors, all of the powers and authority of the board in the management of WNC to the extent permitted by law or as otherwise restricted by the board. Robert W. Patin, Chairman, Lee A. Ellis, John
R. Haire and Rex Reade currently serve on the executive committee, which consists of the chairman of the board and the chairmen of the board's standing committees.

    The audit committee met five times in 1993. Its function is to recommend to the board the appointment of independent auditors each year; to review financial statements with such independent auditors prior to their presentation to the board of directors; and to determine the effectiveness and integrity of the audit effort and of internal accounting controls for WNC and each of its subsidiaries. Lee A. Ellis, Chairman, Frederick R. Blume, Elaine R. Bond, Stanley P. Hutchison, George P. Kendall, Jr., Lee M. Mitchell and Patricia Y. Tsien currently serve on the audit committee.

    The compensation committee met five times in 1993. Its function is to review and approve basic and incentive compensation plans for WNC and its subsidiaries; to set the salaries of the executive officers of WNC and its subsidiaries; to administer any existing stock option plans; and to act, together with WNC's chief executive officer, in an advisory capacity to the board with respect to matters of management succession. Rex Reade, Chairman, Frederick R. Blume, Ronald L. Bornhuetter, John R. Haire, Lee M. Mitchell and Patricia Y. Tsien currently serve on the compensation committee.

    The finance committee met eight times in 1993. Its function is to review quarterly financial results and trends in depth to determine adequate financial results and progress; to review and approve corporate and subsidiary investment philosophies, strategies and guidelines; to approve items significantly affecting capital structure; to review and recommend to the board actions related to mergers, acquisitions or divestitures; to review and recommend to the board the annual budget and profit plan; and to monitor asset utilization to insure that management is able to identify and deploy assets that are undervalued or utilized in unprofitable operations. John R. Haire, Chairman, Ronald L. Bornhuetter, Lee A. Ellis, George P. Kendall, Jr., Frank L. Klapperich, Jr. and Rex Reade currently serve on the finance committee.

    The nominating committee met five times in 1993. Its function is to search for, screen and recommend to the board, for nomination, persons for election or reelection to the board of directors; to monitor the board's retirement policy; and to recommend to the board the type, function and membership of board committees. The nominating committee will consider nominations for directorships submitted in writing by stockholders to the corporate secretary, in accordance with the procedures set forth in article seventh of WNC's certificate of incorporation. Robert W. Patin, Chairman, Elaine R. Bond, Lee A. Ellis, Stanley
P. Hutchison, George P. Kendall, Jr. and Frank L. Klapperich, Jr. currently serve on the nominating committee.

COMPLIANCE WITH SECTION 16(A) OF THE SECURITIES EXCHANGE ACT OF 1934.

    Based solely on WNC's review of Forms 3 and 4 and amendments thereto furnished to it pursuant to Rule 16a-e3(e) during its most recent fiscal year and Form 5 and amendments thereto furnished to WNC with respect to its most recent fiscal year, with the exceptions of Mr. Stanley P. Hutchison who filed a Form 4 late on March 15, 1994 and Ms. Patricia Tsien who filed her Form 3 late on April 12, 1993, no person who, at any time during the fiscal year, was a director, officer or beneficial owner of more than ten percent of any class of equity securities of WNC registered pursuant to Section 12 of the Exchange Act, failed to file on a timely basis, as disclosed in the above forms, reports required by Section 16(a) of the Exchange Act during the most recent fiscal year.

                                STOCK OWNERSHIP

    The following table sets forth the stock ownership of all persons known by WNC to be the beneficial owners of more than 5% of each class of the outstanding voting stock of WNC (exclusive of treasury stock) as of April 5, 1994.

                                                NUMBER OF SHARES
                                             BENEFICIALLY OWNED (1)
                                            ------------------------
NAME AND ADDRESS OF BENEFICIAL OWNER          NUMBER     PERCENTAGE
- ------------------------------------------  ----------  ------------
NBD Bank(2)
1603 Orrington Avenue
Evanston, IL 60201                           2,812,234      23.16%
George P. Kendall, Jr.(3)
300 Tower Parkway
Lincolnshire, IL 60069                       1,553,757      12.80%
Shufro, Rose & Ehrman(4)
745 Fifth Avenue
New York, NY 10151                             673,375       5.55%

(1) The table includes common stock which could be acquired within 60 days by exercise of a stock option. The table does not include the beneficial ownership of WNC's preferred stock. The only person known to the Company to own beneficially more than 5% of the outstanding shares of the preferred stock is Melvin S. Cutler, Cutler Associates Investments, Inc., P.O. Box 15049, Worcester, Massachusetts 01615, who beneficially owned, as of July 23, 1993, 16,400 shares, or 11.34%, of the preferred stock according to a
     Schedule 13G filed with the Securities and Exchange Commission on such date. Such shares, if fully converted into shares of common stock, would constitute less than 1% of the outstanding shares of common stock.
(2) According to a Schedule 13G filed with the Securities and Exchange Commission on February 11, 1994 by its parent company, NBD Bancorp, Inc., NBD Bank beneficially owned on such date 2,812,234 shares of common stock. NBD Bank indicated that on such date it had sole voting power over
     1,742,105 shares, shared voting power over 1,070,129 shares, sole investment power over 1,429,990 shares and shared investment power over 1,381,244 shares. Included in NBD Bank's beneficial ownership total are 1,246,841 shares held by the H. R. Kendall Foundation and Trust over which NBD Bank has sole voting and investment power in its capacity as sole trustee, and 545,169 shares held by the G. R. Kendall Foundation and Trust over which NBD Bank shares voting and investment power in its capacity as co-trustee with, among others, George P. Kendall, Jr., a director of WNC.

(3)  George  P. Kendall, Jr. beneficially owns 1,553,757 shares of common stock, including 1,340,693  shares  reported  above under  NBD  Bank's  beneficial ownership total. The 1,340,693 shares are held by various trusts (including the  G. R. Kendall  Foundation and Trust)  with respect to  which George P.
     Kendall, Jr. and NBD Bank, as well as other members of the Kendall  family, share  voting and investment power as co-trustees of such trusts. Excluding these 1,340,693 shares,  George P. Kendall,  Jr. beneficially owns  214,264 shares,  or 1.77% of the outstanding  shares. Based on information provided to WNC,  WNC believes  that NBD  Bank  and members  of the  Kendall  family
     (including  George P. Kendall, Jr.)  together beneficially own an aggregate of approximately 27% of the outstanding shares of common stock.
(4)  According to  its  Schedule 13G  filed  with the  Securities  and  Exchange
     Commission  on February 14, 1994, Shufro,  Rose & Ehrman beneficially owned on such  date  673,375  shares  of common  stock.  Shufro,  Rose  &  Ehrman indicated that on such date it had sole voting power over 70,590 shares and sole investment power over 673,375 shares.

    The following table sets forth the beneficial ownership of WNC stock by each director, each director nominee, each executive officer named in the Summary Compensation Table located elsewhere in this Proxy Statement, and all executive officers and directors as a group, as of April 5, 1994.

                                                         NUMBER OF SHARES
                                                        BENEFICIALLY OWNED
                                                 --------------------------------
          NAME OF                                                    PERCENTAGE
      BENEFICIAL OWNER         TITLE OF CLASS       NUMBER (1)           (2)
- ----------------------------  -----------------  -----------------  -------------
F. R. Blume                   common stock               950
E. R. Bond                    common stock             3,750(3)
R. L. Bornhuetter             common stock             9,250(3)
W. G. Brown                   common stock             4,021(3)
L. A. Ellis                   common stock             6,894(3)
C. L. Fuhrmann                common stock            29,600(3)
K. A. Grubb                   common stock             7,095(3)
J. R. Haire                   common stock             7,400(3)
S. P. Hutchison               common stock            10,588(3)
                              preferred stock            100
G. P. Kendall, Jr.            common stock         1,553,757(3)(4)      12.80%
                              preferred stock          2,300             1.59%
F. L. Klapperich, Jr.         common stock             5,750(3)
L. M. Mitchell                common stock             1,000
R. W. Patin                   common stock           108,703(3)
J. N. Plato                   common stock            15,430(3)
T. Pontarelli                 common stock            33,484(3)
R. Reade                      common stock             4,500(3)

                                                         NUMBER OF SHARES
                                                        BENEFICIALLY OWNED
                                                 --------------------------------
          NAME OF                                                    PERCENTAGE
      BENEFICIAL OWNER         TITLE OF CLASS       NUMBER (1)           (2)
- ----------------------------  -----------------  -----------------  -------------
T. C. Scott                   common stock            42,100(3)
P. Y. Tsien                   common stock             3,100(3)
D. L. Wilhelm                 common stock            39,000(3)
All Executive Officers and    common stock         1,886,371(5)         15.54%
 Directors as a Group (19     preferred stock          2,400             1.66%
 persons)

(1) Unless otherwise indicated by footnote, persons owning the indicated shares are deemed to have sole voting and investment power over such shares.
(2) The percentage of ownership of the common stock assumes conversion of preferred stock only by the person or officers and directors as a group holding such stock and not by all other holders of preferred stock. It also includes common stock which could be acquired within 60 days by exercise of a stock option. Unless otherwise indicated, the percentage of ownership of each class of stock is less than one percent.
(3) Includes shares of common stock issuable pursuant to stock options exercisable within 60 days after April 5, 1994, as follows: Ms. Bond, 2,600 shares; Mr. Bornhuetter, 2,600 shares; Mr. Brown 4,000 shares; Mr. Ellis, 3,950 shares; Mr. Fuhrmann, 29,000 shares; Mr. Grubb, 7,000 shares; Mr. Haire, 3,950 shares; Mr. Hutchison, 3,950 shares; Mr. G. P. Kendall, Jr., 3,200 shares; Mr. Klapperich, 2,600 shares; Mr. Patin, 85,000 shares; Mr. Plato, 12,517 shares; Mr. Pontarelli, 32,000 shares; Mr. Reade, 3,950 shares; Mr. Scott, 32,000 shares; Ms. Tsien, 2,000 shares; Mr. Wilhelm, 34,000 shares; and all executive officers and directors as a group, 266,117 shares.
(4) See footnote (3) on page 7 for information relating to Mr. G.P. Kendall's beneficial ownership.
(5) The 1,886,371 shares of common stock shown include 1,340,693 shares beneficially owned by George P. Kendall, Jr. that are reported above under both George P. Kendall, Jr.'s and NBD Bank's beneficial ownership totals.

                             EXECUTIVE COMPENSATION

REPORT OF WASHINGTON NATIONAL CORPORATION COMPENSATION COMMITTEE

    Decisions on compensation of WNC's executives generally are made by the compensation committee of the board. Each member of the compensation committee is a non-employee director, although Mr. Haire was an executive officer of a WNC subsidiary from 1969 to 1978.

    WNC believes that stockholders should be provided meaningful information relating to how it compensates its executives. To that end and consistent with Securities and Exchange Commission rules, set forth below is a report submitted by Messrs. Blume, Bornhuetter, Haire, Mitchell, and Reade and Ms. Tsien in their capacity as the board's compensation committee addressing WNC's compensation policies for 1993 as they affected WNC's executive officers: Mr. Brown, Mr. Fuhrmann, Mr. Grubb, Mr. Patin, Mr. Plato, Mr. Pontarelli, and Mr. Scott.

COMPENSATION POLICIES TOWARD EXECUTIVE OFFICERS

    The stated objectives of WNC's executive compensation program are:

    (a) to reinforce and guide executives to align thinking and behavior with the long-term interests of stockholders;

    (b) to attract and retain key executives by providing a total compensation package which rewards executives for adding value for stockholders and meeting and exceeding performance objectives; and

    (c) to  enhance   profitable  business   performance  based   on   long-term
        decision-making.

    The compensation committee's executive compensation policies are designed to provide competitive levels of compensation that integrate pay with WNC's annual and long-term performance goals, significantly reward above-average corporate performance and increases in stockholder value, and recognize individual initiative and achievements taking into account the value received for the resources expended. Target levels of the executive officers' overall compensation are intended to be consistent with those maintained by other comparably sized publicly held life and health insurance companies, but are increasingly being weighted toward programs contingent upon WNC's business performance as described below. Competitive base and incentive compensation levels are monitored through analysis of compensation surveys of leading compensation consultants. The committee views the 60th percentile as "competitive," and sets its base and target incentive compensation at that level.

    For 1993, approximately one-half of each executive officer's total compensation was targeted to be in the form of base or fixed compensation, with the remainder being variable pay or "pay-at-risk" (the receipt of which is subject to the satisfaction of certain performance conditions, as described below). Such pay-at-risk included long-term stock based compensation and both annual and long-term pay-at-risk cash compensation. As a result of the increased emphasis on tying executive compensation to corporate and individual performance, in any particular year, WNC's executive officers may be paid more or less than the executives of WNC's competitors, depending upon WNC's performance, increases in stockholder values and individual performance.

    The compensation committee believes that stock-based compensation arrangements are very important in aligning management and stockholder interests in improvement of stockholder value. For this reason, the committee has utilized nonqualified stock option grants in the past to compensate WNC's executive officers, and the committee intends to continue to utilize such option grants in the future to provide the bulk of its executive officer long-term compensation.

RELATIONSHIP BETWEEN CORPORATE PERFORMANCE AND EXECUTIVE COMPENSATION

    Compensation paid to WNC's executive officers in 1993, as reflected in the following tables, primarily consisted of base compensation and annual pay-at-risk compensation. During early 1993, the committee established target payout and performance levels for the 1993 Annual Pay-at-Risk Plan. The Annual Pay-at-Risk Plan is a cash bonus plan which in 1993 covered officers and key management employees of WNC and its subsidiaries. Payout targets are set at 40% of base compensation for all executive officers other than the chief executive officer, who has a 50% target. The Plan's objective is to reward achievement of certain annual financial, operational and strategic goals. The participant is "at risk" as to this compensation in that 90% of the payout pool for 1993 is based on the achievement of certain pre-established WNC, subsidiary, and divisional pre-tax operating income goals approved by WNC's board.

    In order to insure that individual performance is differentiated and that truly outstanding performance is rewarded, individual awards under the Annual Pay-At-Risk Plan are variable based on the individual performance of each executive officer and the degree to which individual and team or unit goals were met during the year. The key WNC, subsidiary and divisional goals are the achievement of board approved annual business plans which include specific pre-tax operating income, revenue and expense control targets. In addition, goals also include specific managerial and personal initiatives and projects not directly related to financial performance. Although important, these goals play a lesser weight in the setting of actual awards levels than the financial goals of the unit for which the executive officer is responsible.

    In March of 1993, the committee and the board approved a Long-Term Pay-At-Risk Plan for certain elected officers of WNC and its subsidiaries. This plan uses two vehicles, non-qualified stock options and cash to provide market based and performance based incentives. As reflected in the stock option grant table below, stock options were granted in March of 1993 at an exercise price equal to the market value of the common stock on the date of grant, with a ten year term, and will vest in equal annual installments over a five year period. By providing value to the executive as stockholder value is created, the option grants align the interest of executives with those of the stockholders.

    The size of the 1993 stock option (10,000 shares for each executive officer and 25,000 shares for the chief executive officer) was determined by placing a value on each option share utilizing a option valuation model. The committee established a target of approximately 50% of total compensation being in the form of variable or "at risk" pay. Since the other pay compensation components (base compensation, target Annual Pay-At-Risk, and the cash portion of the Long-Term Pay-At-Risk Plan) had been previously set by the committee, the size of the options were set to meet the committee's pay mix target for "at-risk" pay. The committee intends to annually set the number of shares in each option, utilizing this approach and taking into consideration price movement in WNC stock.

    The Long-Term Pay-At-Risk Plan also provides for cash-based incentives through achievement of rolling three year plans under which an executive officer earns a percentage of base compensation (5% for the chief executive officer, 4% for other executive officers) for each year in the three year plan. For 1993, awards were earned by measuring corporate and divisional pre-tax operating income performance versus plan and general financial performance versus the industry, as determined by the subjective judgment of the committee. During 1994, the compensation committee intends to study other possible measurement standards for the cash portion of the Long-Term Pay-At-Risk Plan.

    The compensation committee believes that operating performance criteria are more appropriate for annual pay-at-risk plans than criteria based on the market price of WNC's common stock, and that common stock performance criteria are more appropriate for long-term pay-at-risk arrangements. This belief is based on the committee's view that, while over time the common stock's performance should track WNC's overall performance, this relationship is not sufficiently strong on an intra-year basis such that annual compensation should be so closely tied to the vagaries of the stock market. It is the committee's intention that future payouts under its pay-at-risk programs be predicated on the achievement of aggressive performance targets, contingent on a high results threshold designed to provide attractive rewards for exceptional performance and flexible enough to allow discretion in assessing individual performance achievement.

CORPORATE PERFORMANCE AND CEO COMPENSATION

    The compensation committee's approach in setting Mr. Patin's target total compensation is to seek to be competitive with comparable life and health insurance companies, but to have a large percentage of his target total compensation "at risk" based on objective short and long-term performance criteria. This balanced approach provides incentive to achieve annual and long-term goals while also providing Mr. Patin some certainty in the level of his compensation through the base salary component.

    Mr. Patin is eligible to participate in the same executive compensation plans as WNC's other executive officers. Mr. Patin's base compensation was established in 1988 when he was recruited to join WNC, based upon a compensation consultant's recommendation relating to competitive base pay levels (60th percentile) for chief executive officers of life and health insurance companies of comparable size in terms of assets, revenues, and with a similar scope of operations. Since that time, Mr. Patin has received annual merit increases to his base compensation based on the compensation committee's assessment of his performance.

    The compensation committee established Mr. Patin's annual pay-at-risk target at 50% of his base compensation for 1993. Mr. Patin was paid 127.5% of this target because WNC exceeded its profit plan goals, including its pre-tax operating income and revenue targets. These were primary factors in assessing Mr. Patin's performance. In addition, the committee considered and rewarded Mr. Patin's performance in achieving certain other goals including a successful raising of new capital, attractive total shareholder return (9.11%) versus the Dow Jones Life Insurance Group (6.74%), the successful merger of WNIC's Individual Health and Employee Benefits Divisions, continued strengthening of WNC's balance sheet, successful business process re-engineering efforts and increased trading volume in WNC's common stock. As a result of WNC's achievement of its 1993 pre-tax operating income target, Mr. Patin also vested in the 1993 segment of the 1993-1995 cycle of the Long-Term Pay-At-Risk Plan. If he is still employed by WNC in 1996, Mr. Patin will receive an additional 5% of his 1995 base compensation in the Spring of 1996.

    In March 1993, the committee granted Mr. Patin an option to purchase 25,000 shares of WNC's common stock at 100% of the then market price of $26.57. This option has a ten year term and vests in equal installments over five years.

    The internal revenue code has been amended for 1994 to provide limitations on the deductibility of certain compensation in excess of one million dollars annually. Mr. Patin is the only executive officer who could potentially approach this compensation level in 1994 (owing in part to the value of currently unexercised stock options). The committee intends to study this issue in 1994 in order to determine the advisability of altering its compensation programs in order to insure deductibility of all compensation paid.

    This report shall not be deemed incorporated by reference into any filing under the Securities Act of 1933 or under the Securities Exchange Act of 1934, except to the extent that WNC specifically incorporates this information by reference, and it shall not otherwise be deemed filed under such Acts.

         COMPENSATION COMMITTEE OF THE WASHINGTON NATIONAL CORPORATION
                               BOARD OF DIRECTORS

                              Rex Reade, Chairman
                               Frederick R. Blume
                             Ronald L. Bornhuetter
                                 John R. Haire
                                Lee M. Mitchell
                               Patricia Y. Tsien

    The following tables set forth the compensation information for the years 1991 through 1993 with respect to WNC's chief executive officer and the seven most highly compensated executive officers of WNC whose cash compensation exceeded $100,000 in 1993.

                           SUMMARY COMPENSATION TABLE

                                                                                                 LONG TERM
                                                                                                  COMPEN-
                                                                                                  SATION
                                                                                               -------------
                                                                                                  AWARDS
                                                               ANNUAL COMPENSATION             -------------
                                                     ----------------------------------------   SECURITIES
                                                                                OTHER ANNUAL    UNDERLYING       ALL OTHER
                NAME AND                                                          COMPEN-         OPTIONS         COMPEN-
           PRINCIPAL POSITION               YEAR     SALARY ($)    BONUS ($)     SATION ($)         (#)         SATION ($)
- ----------------------------------------  ---------  -----------  -----------  --------------  -------------  ---------------
R. W. Patin                                    1993  $ 494,748     $ 312,375   $  47,172(3)         25,000     $  91,458(6)(7)
 Chairman of the Board,                        1992  $ 459,160     $ 275,000   $  70,646                 0     $  75,701
 President and Chief Executive Officer         1991  $ 422,963     $ 171,800         NR             30,000          NR
 WNC and Washington National
 Insurance Company
W. G. Brown                                    1993  $  87,500(1)  $  60,000   $  24,492(4)         20,000     $   3,938(7)
 Executive Vice President and
 Chief Information Officer
 WNC and Washington National
 Insurance Company
C. L. Fuhrmann                                 1993  $ 257,937     $ 137,500   $  33,678(3)         15,000     $  42,275(6)(7)
 President                                     1992  $ 214,293     $ 109,000   $  20,213                 0     $  31,820
 Health Division                               1991  $ 195,050     $  61,900          NR            12,000          NR
 Washington National Insurance Company
K. A. Grubb                                    1993  $ 193,874     $  92,750   $  54,109(3)(5)      10,000     $  18,781(7)
 President                                     1992  $  92,914(2)  $  45,000   $  29,769            20,000     $     618
 Education Division
 Washington National Insurance Company
J. N. Plato                                    1993  $ 183,476     $ 102,500   $  26,362(3)         25,000     $  21,704(7)
 President and Chief Executive Officer
 United Presidential Life Insurance
 Company
T. Pontarelli                                  1993  $ 210,780     $ 105,500   $  25,118(3)         10,000     $  33,128(6)(7)
 Executive Vice President                      1992  $ 197,928     $  85,000   $  21,971                 0     $  29,079
 Law and Administration                        1991  $ 180,530     $  57,200          NR            12,000          NR
 WNC and Washington National Insurance
 Company
T. C. Scott                                    1993  $ 212,974     $ 102,500   $  17,836(3)         10,000     $  34,048(6)(7)
 Executive Vice President and                  1992  $ 200,157     $  88,000   $  22,860                 0     $  29,626
 Chief Financial Officer                       1991  $ 188,225     $  57,500          NR            12,000          NR
 WNC and Washington National Insurance
 Company
D. L. Wilhelm                                  1993  $ 230,695     $  90,000   $   2,687            10,000     $  38,081(6)(7)
 President and Chief Executive Officer,        1992  $ 212,000     $  53,300   $  11,829                 0     $       0
 Retired                                       1991  $ 198,166     $       0          NR            12,000          NR
 United Presidential Life Insurance
 Company

NR   indicates no information is required.

(1)  Mr. Brown joined WNC and Washington National Insurance Company ("WNIC")  in
     June 1993 at an annual base salary of $150,000.
(2)  Mr.  Grubb joined  WNC and WNIC  in June 1992  at an annual  base salary of
     $175,000.
(3)  Includes $12,894,  $10,374,  $4,220, $8,361,  $8,569  and $10,037  paid  to
     Messrs.  Patin, Fuhrmann, Grubb, Plato, Pontarelli and Scott for payment of
     taxes  incurred  in  connection   with  company-provided  automobiles   and
     company-related travel.
(4)  This amount includes $24,127 reimbursement for relocation expenses.
(5)  This  amount  includes $28,216  reimbursement  for relocation  expenses and
     $21,257 incurred in connection with a company-provided automobile.
(6)  Includes $68,725,  $20,298, $11,510,  $12,133 and  $4,572 in  contributions made  pursuant to WNC's  Supplemental Executive Retirement  Plan to Messrs.
     Patin, Fuhrmann, Pontarelli, Scott and Wilhelm, respectively.
(7)  Includes $21,006, $2,625, $21,006,  $17,173, $18,850, $21,006, $21,006  and
     $21,006  in contributions made pursuant to WNC's defined contribution plans to Messrs.  Patin, Brown,  Fuhrmann, Grubb,  Plato, Pontarelli,  Scott  and
     Wilhelm, respectively.

                       OPTION GRANTS IN LAST FISCAL YEAR

                                               INDIVIDUAL GRANTS
                           NUMBER OF    -------------------------------                 POTENTIAL REALIZABLE VALUE
                           SECURITIES     % OF TOTAL                                     AT ASSUMED ANNUAL RATES
                           UNDERLYING       OPTIONS                                    OF STOCK PRICE APPRECIATION
                            OPTIONS       GRANTED TO      EXERCISE OR                      FOR OPTION TERM (3)
                            GRANTED      EMPLOYEES IN    BASE PRICE ($)  EXPIRATION  --------------------------------
          NAME               (#)(1)       FISCAL YEAR      ($/SH)(2)        DATE         5% ($)           10% ($)
- ------------------------  ------------  ---------------  --------------  ----------  ---------------  ---------------
R. W. Patin                  25,000           11.55%      $   26.57       03/12/03   $    417,743     $  1,058,643
W. G. Brown                  20,000            9.24%      $   25.16       06/01/03   $    316,460     $    801,971
C. L. Fuhrmann               10,000            4.62%      $   26.57       03/12/03   $    167,097     $    423,457
                              5,000            2.31%      $   24.06       10/14/03   $     75,656     $    191,727
K. A. Grubb                  10,000            4.62%      $   26.57       03/12/03   $    167,097     $    423,457
J. N. Plato                  15,000            6.93%      $   22.54       01/01/03   $    212,629     $    538,844
                             10,000            4.62%      $   26.57       03/12/03   $    167,097     $    423,457
T. Pontarelli                10,000            4.62%      $   26.57       03/12/03   $    167,097     $    423,457
T. C. Scott                  10,000            4.62%      $   26.57       03/12/03   $    167,097     $    423,457
D. L. Wilhelm                10,000            4.62%      $   26.57       03/12/03   $    167,097     $    423,457

(1) Twenty percent of the options granted may be exercised each year beginning on the first year anniversary of the date of grant.

(2) All options were granted at the then current market price of a share of WNC's common stock.
(3) This amount assumes exercise of 20% of the option on each anniversary of the date of grant, the earliest possible date for exercise, using the annual increase in the value of the price of one share of WNC's common stock at the rate indicated at the top of the column.

                AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                       AND FISCAL YEAR-END OPTION VALUES

                                                                                                  VALUE OF UNEXERCISED
                                                                  NUMBER OF SECURITIES                IN-THE-MONEY
                                                                 UNDERLYING UNEXERCISED                OPTIONS AT
                                                                       OPTIONS AT                  FISCAL YEAR-END ($)
                                                VALUE             FISCAL YEAR-END (#)         -----------------------------
                          SHARES ACQUIRED      REALIZED     --------------------------------   EXERCISABLE
         NAME             ON EXERCISE (#)       ($)(1)         EXERCISABLE     UNEXERCISEABLE      (2)        UNEXERCISEABLE
- -----------------------  -----------------  --------------  -----------------  -------------  --------------  -------------
R. W. Patin                          0                             70,000           45,000     $    196,150    $   249,250
W. G. Brown                          0                                  0           20,000     $          0    $         0
C. L. Fuhrmann                   3,000        $   52,995           23,000           23,000     $      9,510    $    99,700
K. A. Grubb                          0                              5,000           25,000     $     21,300    $    63,900
J. N. Plato                        800        $   11,832            4,617           28,583     $     23,843    $    58,035
T. Pontarelli                        0                             26,000           18,000     $     50,880    $    99,700
T. C. Scott                          0                             26,000           18,000     $     50,880    $    99,700
D. L. Wilhelm                        0                             28,000           18,000     $     78,460    $    99,700

(1) This amount represents the difference in the market value of one share of WNC's common stock on the date of exercise and the exercise price times the number of shares.
(2) This amount represents the difference in the market value of one share of WNC's common stock on December 31, 1993 and the exercise price times the number of shares.

                               PERFORMANCE GRAPH
                     WASHINGTON NATIONAL CORPORATION (WNC)
                     TOTAL RETURNS -- DIVIDENDS REINVESTED
                              12/31/88 TO 12/31/93

    The following graph compares WNC's stock price performance with the Standard & Poor's 500 Index (a broad-based, multi-industry measure of the stock market) and the Dow Jones Life Insurance Index. The latter index is comprised of ten mid-size life and health insurance companies. The graph shows the yearly change in total stockholder return during the period from December 31, 1988 through December 31, 1993, assuming the investment of $100 on December 31, 1988 and the reinvestment of dividends.

                      [GRAPHIC--Being filed under Form SE]

    WNC's stock price outperformed both the Dow Jones Life Insurance Index (by 43%) and the Standard & Poor's 500 Index (by 197%) from December 31, 1990 to December 31, 1993. During this time, WNC substantially completed its restructuring and reported consistently improving operating results.

COMPENSATION OF DIRECTORS

    Directors who are not employees of WNC or its subsidiaries earn an annual fee of $20,000, paid in quarterly installments, and $1,000 for attendance at each meeting of the board of directors and its committees. Directors who chair a committee also receive a $2,500 annual fee. Directors are not paid for telephonic meetings. Directors employed by WNC or its subsidiaries do not earn fees for their services as directors. WNC directors may elect to defer payment of a portion of their director compensation. The terms of the deferred compensation agreements vary and the agreements may be amended on an annual basis.

    Following six years of service on the board, a director is entitled to a retirement benefit for a period of the earlier to occur of five years from the payment commencement date and the deaths of the director and his or her spouse. The retirement benefit is equal to ten percent of the amount of the annual director's retainer at the time of termination for each year of independent (non-employee) director service to a maximum of 100% of such amount.

    Pursuant to the current terms of the WNC Stock Benefit Plan, each non-employee director of WNC automatically receives a non-qualified stock option to purchase 2,000 shares of common stock on the day following the annual meeting of the board of directors in each calendar year that the plan is in existence. The option may be exercised in whole or in part at any time after the date of grant and shall expire 10 years after the date of grant.

WASHINGTON NATIONAL RETIREMENT PLAN

    WNC, Washington National Insurance Company and Washington National Development Company are sponsoring employers of a tax-qualified, non-contributory defined benefit retirement plan entitled the Washington National Retirement Plan (the "Retirement Plan"). Effective December 31, 1990, the Retirement Plan was amended, resulting in no further accrual of benefits beyond that date. The Retirement Plan will continue to be maintained and the previously accrued benefits of each participant will be paid upon termination of employment, death or retirement.

    As of December 31, 1993, Messrs. Patin, Pontarelli and Scott had respectively 1, 16 and 16 years of credited benefit service under the Retirement Plan and have accrued a frozen annual benefit of $8,771, $35,985, and $32,481, respectively, payable at age 65 and ending at their death without survivor benefits. W.G. Brown, C.L. Fuhrmann, and K. A. Grubb were not eligible to participate in the plan prior to the date on which the plan was amended.

UNITED PRESIDENTIAL CORPORATION'S RETIREMENT PLAN

    United Presidential Life Insurance Company sponsors a tax-qualified, non-contributory defined benefit retirement plan entitled the United Presidential Corporation Employees' Retirement Plan (the "UPC Retirement Plan"). The UPC Retirement Plan was amended, effective March 31, 1993, resulting in no further accrual of benefits beyond that date. The UPC Retirement Plan will continue to be maintained and the previously accrued benefits of each participant will be paid upon termination of employment, death or retirement. As of April 1, 1993, Mr. Wilhelm had 31 years of credited benefit service under the UPC Retirement Plan and accrued a frozen annual benefit of $93,729, payable at age 65 and ending at his death without survivor benefits.

EMPLOYMENT CONTRACTS

    W. G. Brown, C. L. Fuhrmann, K. A. Grubb, R. W. Patin, J.N. Plato, T. Pontarelli and T. C. Scott have employment agreements with WNC and/or its wholly-owned subsidiaries, Washington National Insurance Company and United Presidential Life Insurance Company (collectively referred to herein as the "Employer"), which provide for continued employment during the two-year period following the dates of the agreements, subject to automatic extensions of one day for each day served during the terms of the agreements and base compensation of at least $170,000, $266,250, $196,630, $520,000, $241,350, $216,000, and
$217,150, respectively, plus any bonus payable under the annual pay-at-risk plan. The agreements further provide that base compensation is subject to annual review by the compensation committee of WNC's board of directors but may not be reduced in any year without the consent of the executive officer. The Employer or the executive officer may terminate the agreement for any reason; however, if the Employer terminates the employment of the executive officer for other than "good cause" or if the executive officer terminates his or her employment for "good reason," then the Employer shall make a lump sum payment to the executive officer in an amount equal to two years' salary and bonuses for both years under the annual pay-at-risk plan (prorated for any partial year) that is at least equal to the most recently paid bonus.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

    Mr. Haire, a member of the Compensation Committee, was, prior to 1978, the Chairman of the Board and Chief Executive Officer of one of WNC's subsidiaries.

TRANSACTIONS WITH MANAGEMENT

    On March 7, 1990, WNC made a mortgage loan to C. L. Fuhrmann in connection with his purchase of a residence in Illinois. The mortgage loan, in the amount of $101,980, calls for interest-only payments, provides for a floating rate of interest which bore interest at a rate of 4.16% during 1993 and is secured by a mortgage on his Illinois residence and by amounts payable under his employment agreement. During 1993, Mr. Fuhrmann made interest payments of $3,322 and principal payments of $16,678, and, as of December 31, 1993, a principal balance of $47,176 remains outstanding. The largest principal balance outstanding during 1993 was $63,855.

    On November 15, 1993, WNC made a mortgage loan to K. A. Grubb, in the amount of $100,000, in connection with his purchase of a residence in Illinois. The mortgage loan has a 10-year term, a 25-year amortization schedule and annual principal and interest payments due each year on December 31, except during the last year of the term during which the principal and all accrued interest are due and payable on April 30, 2003. The loan provides for a floating rate of interest which bore interest at a rate of 4.16% during 1993 and is secured by a mortgage on his Illinois residence and by amounts payable under his employment agreement. During 1993, no interest payments were made. The largest principal balance outstanding during 1993 was $100,000.

    On October 10, 1991, WNC made a mortgage loan to R. W. Patin, in the amount of $250,000, in connection with his purchase of a residence in Illinois. This loan calls for a 10-year term, a 25-year amortization schedule and annual principal and interest payments due on April 1 of each year of the loan. The loan bears an interest rate of 7.93% per annum and is secured by a mortgage on his Illinois residence and by amounts payable under his employment contract. During 1993, Mr. Patin made principal payments of $3,432 and interest payments of $19,694 and, as of December 31, 1993, a principal balance of $244,913 remains outstanding. The largest principal balance outstanding during 1993 was $248,345.

                                    AUDITORS

    The independent public accounting firm of Ernst & Young has audited WNC's 1993 consolidated financial statements as well as the individual financial statements of certain subsidiary companies.

    Ernst & Young has been selected by the board of WNC to serve as its independent auditor for the year 1994. A representative from Ernst & Young will be present at the annual meeting and will have the opportunity to make a statement and to respond to appropriate questions.

                             STOCKHOLDER PROPOSALS

    If a stockholder desires to have a proposal considered for inclusion in the proxy materials relating to the 1995 annual meeting of stockholders, such proposal must be marked to the attention of the corporate secretary and received at WNC's principal executive offices not later than February 16, 1995.

                                 OTHER BUSINESS

    The board of directors knows of no business which will be presented for consideration at the annual meeting other than that stated in the notice of the meeting. However, if any other business shall properly come before the meeting, shares represented by the enclosed proxy will be voted with respect to such business in accordance with the best judgment of the person or persons acting under the proxy.

By order of the board of directors,

Craig R. Edwards
CORPORATE SECRETARY
Lincolnshire, Illinois

P
R                      WASHINGTON NATIONAL CORPORATION
O                             300 Tower Parkway
X                       Lincolnshire, Illinois 60069
Y

This Proxy is Solicited on Behalf of the Board of Directors
The undersigned hereby appoints L. A. Ellis, J. R. Haire, G. P. Kendall, Jr., and F. L. Klapperich, Jr. as Proxies, each with the power to appoint his substitute, and hereby authorizes them or any of them to represent and vote, as designated below, all the shares of common stock and preferred stock of Washington National Corporation held of record by the undersigned as of the close of business on April 5, 1994, at the annual meeting of stockholders to be held on June 16, 1994, or any adjournment thereof.

             CLASS A DIRECTORS: Frederick R. Blume, Elaine R. Bond, Stanley P. Hutchison, and Robert W. Patin.
             CLASS C DIRECTOR: Lee M. Mitchell

You are encouraged to specify your choices by marking the appropriate box, SEE REVERSE SIDE, but you need not mark any box if you wish to vote in accordance with the Board of Directors' recommendations. The Proxies cannot vote your shares unless you sign and return this card.

                                                                    -----------
                                                                    See Reverse
                                                                        Side
                                                                    -----------

/X/ Please mark, sign, date                                                3092
    and mail this proxy in
    the envelope provided.

This proxy, when properly executed will be voted in the manner directed herein by the undersigned stockholder(s).
If no direction is made, this proxy will be voted "FOR" the election of the nominees for director:

- ----------------------------------------------------------------------------------------------------------------------------------
                                     The Board of Directors recommends a vote "FOR" proposal
- ----------------------------------------------------------------------------------------------------------------------------------

                 FOR    Withheld as to all nominees                                                       FOR    AGAINST   ABSTAIN
1. Election of  /   /          /   /          To withhold authority to      2. In their discretion, the  /   /    /   /     /   /
   Directors                                  vote for any individual          Proxies are authorized to
                                              nominee(s), write the name       vote upon such other
                                              of each such nominee with        business as may properly
                                              respect to which you intend      come before the meeting.
                                              to withhold authority to vote
                                              on the line provided below.

- ------------------------------------
                                                                       Please check the box if you plan                     /   /
                                                                       to attend the annual meeting on
                                                                       June 16, 1994.

                                                                       Please date and sign as name appears hereon. If shares are held jointly or by two or more persons, each shareholder
                                                                       named should sign. When signing as an attorney, as executor, administrator, trustee, or guardian, please give full title as such. If the signer is a corporation, please sign full
                                                                       corporate name by President or other authorized officer.
                                                                       If a partnership, please sign in partnership name by
                                                                       authorized person.

                                                                       -----------------------------------------------------------
                                                                       SIGNATURE

                                                                       -----------------------------------------------------------
                                                                       SIGNATURE                                Date